UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2020

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On October 26, 2020, The J. M. Smucker Company (the “Company”) announced that it has entered into a definitive agreement to sell its Crisco® oils and shortening business to B&G Foods, Inc., in a cash transaction valued at approximately $550 million. The divestiture of the Crisco® business aligns with the Company’s previously stated intent to exit the U.S. baking category and focus more of its resources on its core growth platforms of pet food, coffee, and snacking. Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by the Company, dated October 26, 2020.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by The J. M. Smucker Company, dated October 26, 2020.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal and Compliance Officer and Secretary

Date: October 26, 2020

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